Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

FMC Technologies, Inc.

5875 N. Sam Houston Parkway W.

Houston, Texas 77086

Reference is hereby made to the proxy statement/prospectus (the “Proxy Statement/Prospectus”) that forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of TechnipFMC Limited filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2016 (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated May 18, 2016 to the Board of Directors of FMC Technologies, Inc. included as Annex B to the Proxy Statement/Prospectus, and to the references to our firm or our opinion letter in the Proxy Statement/Prospectus under the captions “SUMMARY—Opinion of Evercore as Financial Advisor to FMCTI,” “RISK FACTORS—Risk Factors Relating to the Mergers,” “RISK FACTORS—Risk Factors Relating to the Combined Company Following Completion of the Mergers,” “THE MERGERS—Background of the Mergers,” “THE MERGERS—FMCTI Reasons for the Mergers and Recommendation of the FMCTI Board of Directors,” “THE MERGERS—Opinion of Evercore as Financial Advisor to FMCTI,” “THE MERGERS—FMCTI Unaudited Forward-Looking Financial Information,” “THE MERGERS—FMCTI Unaudited Pro Forma Synergy Estimates” and “THE MERGERS—Technip Unaudited Forward-Looking Financial Information.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of Amendment No. 2 to the Registration Statement and that our opinion letter is not to be circulated, quoted or otherwise referred to for any purpose other than solicitation of any stockholder approval in connection with soliciting any stockholder votes required to approve the transactions contemplated in our Opinion Letter, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent and except as otherwise set forth in our engagement letter with FMC Technologies, Inc. dated February 11, 2016.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement (or any amendment thereto) within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ David B. Andrews
David B. Andrews
Senior Managing Director

Houston, Texas

October 11, 2016